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Exhibit 99.1

CONSENT

        The undersigned, who has agreed to serve as a member of the Board of Directors of Verigy Pte. Ltd. (together with its successors, the "Company") as of May 1, 2006, hereby grants the Company consent to use his name in its Registration Statement on Form S-1 (the "Registration Statement") relating to the offering of ordinary shares of the Company and all amendments, including post-effective amendments, to the Registration Statement.

Dated: April 24, 2006

/s/ KEITH L. BARNES Keith L. Barnes

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  Exhibit 99.1
CONSENT